UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 2, 2017

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia		23607
(Address of principal executive offices)		(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e) On May 3, 2017, Huntington Ingalls Industries, Inc. (the “Company”) announced that Matthew J. Mulherin, Executive Vice President and President, Newport News Shipbuilding, will retire from his position effective July 1, 2017. In connection with Mr. Mulherin’s retirement, the Compensation Committee of the Company’s Board of Directors approved an amendment of the terms and conditions of Mr. Mulherin’s Restricted Performance Stock Rights (“RPSRs”) to provide for immediate vesting of the RPSRs at the time of his retirement from the Company, subject to continuation of the performance periods through the respective remaining terms of the performance periods (2017, 2018 and 2019), as set forth in the terms and conditions of the RPSRs. Mr. Mulherin will remain with the Company in a non-executive officer position to assist with transition until his retirement from the Company effective August 1, 2017. The foregoing description of the amendment of the terms and conditions of Mr. Mulherin’s RPSRs is qualified by reference to the full text of the Amendment, which is filed as an exhibit to this Form 8-K and incorporated by reference.

A copy of the press release announcing the foregoing actions is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Terms and Conditions Applicable to 2015, 2016 and 2017 Restricted Performance Stock Rights of Matthew J. Mulherin.

99.1	Press Release, dated May 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: May 4, 2017	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Corporate Vice President, Associate General Counsel and Secretary